EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We have issued our report dated March 24, 2005, except for Note 19, as to which the date is March 30, 2005, and Note 13, as to which the date is May 31, 2005, accompanying the consolidated financial statements and schedule included in the Annual Report of Tarrant Apparel Group and subsidiaries on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Tarrant Apparel Group on Forms S-3 (File No. 333-110090, effective November 6, 2003, File No. 333-111092, effective December 23, 2003, File No. 333-122043, effective June 10, 2005 and File No. 333-136585, effective September 21, 2006) and on Forms S-8 (File No. 333-49810, effective November 13, 2000, File No. 333-106151, effective June 16, 2003, File No. 333-106152, effective June 16, 2003, File No. 333-106153, effective June 16, 2003, File No. 333-114377, effective April 9, 2004 and File No. 333-136697, effective August 17, 2006).

/s/ GRANT THORNTON LLP

Los Angeles, California
October 11, 2007